Exhibit 10.3

AMERICAN TECHNOLOGY CORPORATION

AMENDMENT NO. 1 TO SERIES D PREFERRED STOCK AND WARRANT
PURCHASE AGREEMENT

                 THIS AMENDMENT No. 1 TO SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT  (the “Amendment”) is entered into effective as of July 3, 2002, by and among American Technology Corporation, a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as “Purchasers” and each individually as a “Purchaser”).

RECITALS

               A.     The parties have previously entered into a Series D Preferred Stock Purchase Agreement dated as of May 3, 2002 (the “Purchase Agreement”);

               B.     The Company desires to amend the Purchase Agreement and its Certificate of Incorporation so as to ensure compliance by it with the rules and interpretive policies of the Nasdaq Stock Market, where the Company’s common shares are currently listed for trading;

               C.     Section 7.6 of the Purchase Agreement requires the consent of the Company and the holders of at least fifty percent (50%) of the Shares (treated as if converted and including any Conversion Shares into which the Shares or Warrants have been converted or exercised that have not been sold to the public) to amend or modify the Purchase Agreement; and

               D.     The designations, rights and preferences of the Shares may be amended by amendment of the Charter, which amendment requires the approval of the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon, together with approval of the holders of a majority of the outstanding Shares voting separately as a class; and

               E.     The undersigned, constituting the Company and at least fifty percent (50%) of the Shares (treated as if converted and including any Conversion Shares into which the Shares or Warrants have been converted or exercised that have not been sold to the public), wish to amend the Purchase Agreement to correct certain errors and to agree to not to vote their Shares in excess of the number of votes permitted by Nasdaq policies applicable to voting rights for convertible securities; and

               F.     The undersigned, constituting the holders of at least a majority of the outstanding Shares,  wish to consent to the amendment to the Charter as approved by the Company’s board of directors.

               NOW, THEREFORE, in consideration of the mutual promises set forth in this Amendment, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

               1.     Defined terms.  Except as otherwise defined herein, all capitalized terms used herein shall have the respective meanings ascribed to them in the Purchase Agreement.

               2.     Correction of Drafting Error Concerning Adjustment of Conversion Terms.  Section 6.2(b) of the Purchase Agreement is hereby deleted and replaced with the following:

(b)     Adjustment of Conversion Terms.  If the Registration Statement covering the Registrable Securities which is required to be filed by the Company pursuant to the first sentence of Section 6.2(a) hereof is not filed by December 31, 2002, the terms of conversion of the Shares shall be adjusted as provided in the Certificate of Designation.

               3.     Voting Agreement.  Purchasers’ agree that until such time as the Charter is amended in accordance with the resolution to amend the Charter attached hereto as Exhibit B, for each matter upon which the Shares are entitled to vote pursuant to Section 4(a) of the Certificate of Designation (a “Stockholder Matter”), no Purchaser shall cast votes in excess of the number of votes obtained by multiplying the number of such Purchaser’s Shares held at the time of such vote by a fraction obtained by dividing the purchase price per share paid by such Purchaser for such Shares, by $4.03 (as adjusted for any stock splits, reorganizations, dividends, recapitalizations and the like).  Purchasers further agree that any proxy delivered in connection with a Stockholder Matter shall be deemed a proxy to vote only the number of shares permitted to be voted in accordance with this Section 3.  The Company shall treat as abstentions any Shares which, in accordance with the agreement in this Section 3, are not voted to the full extent otherwise permitted by Section 4(a) of the Certificate of Designation. The provisions of this Section 3 shall be binding upon the successors in interest to any of the Shares.  The Company shall not permit the transfer of any of the Shares on its books or issue a new certificate representing any of the Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Amendment, pursuant to which such person agrees to the provisions of this Section 3. The agreement in this Section 3 shall terminate upon the filing with the Delaware Secretary of State of a certificate certifying that the Charter has been amended in the manner contemplated by the resolutions in Exhibit B.

               4.     Ownership.  Each Purchaser represents and warrants that (a) such Purchaser now owns its Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Amendment, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Purchaser has full power and capacity to execute, deliver and perform this Amendment, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Purchaser enforceable in accordance with its terms.

               5.     Specific Performance.  The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to its heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Amendment and agree that the terms of this Amendment shall be specifically enforceable.  If any party hereto or its heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

               6.     Consent to Amendment of Certificate of Incorporation.  The undersigned hereby consents to the amendments to the Charter in substantially the form set forth in the resolutions to amend the Charter attached as Exhibit B hereto, and the filing of a certificate evidencing such amendment with the Delaware Secretary of State.

               7.     Ratification.  The Purchase Agreement, as hereby amended, is ratified and confirmed as being in full force and effect.

               8.     Governing Law.  This Amendment shall be interpreted and enforced under the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

               9.     Counterparts; Facsimile Signatures.  This Amendment may be executed in counterparts, all of which together shall constitute a single original.  Facsimile signatures shall be deemed originals for all purposes.

               IN WITNESS WHEREOF, the parties hereto have executed the SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENTas of the date set forth in the first paragraph hereof.

COMPANY:	PURCHASER:

AMERICAN TECHNOLOGY CORPORATION
13114 Evening Creek Drive South	[Print Name of Purchaser]
San Diego, California 92128

By:	By:

Name:
Title:
Title (if any):

AMERICAN TECHNOLOGY CORPORATION
SIGNATURE PAGE
TO SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

EXHIBIT A
SCHEDULE OF PURCHASERS

Michael E. Spencer

Leonard M. Teninbaum Keogh Account,
Leonard M. Teninbaum, Trustee

Veech Trust,
Bryant I. Pickering,
Trustee

Jerry E. Polis Family
Trust,
Jerry E. Polis, Trustee

Canusa Trading Ltd.
W.A. Manuel,
President

Palermo Trust
James A. Barnes,
Trustee

Sunrise Management, Inc. Profit Sharing Plan
James A. Barnes,
Trustee

Clifford E. Koerner and Kathy L. Koerner,
JTWROS

James C. Zolin and Josephine M. Zolin,
JTWROS

Wayne Opperman

Horacek Family Trust,
Anthony J. Horacek,
Trustee

NGHK Holdings, LLC

Gerald L. and Wilma S. Ehrens Family Trust

Stifel, Nicolaus Custodian for Jonathan Berg
IRA

R. Kirk Avery

John C. Roemer

Allan F. Gossman

Jaron Summers and Kathleen Dahlberg,
JTWROS

Granite Capital LP
c/o Walter F. Harrison,
III
Managing Member, Granite Capital LLC, G.P.

Granite Capital II LP
c/o Walter F. Harrison,
III
Managing Member, Granite Capital LLC, G.P.

EXHIBIT B

RESOLUTIONS TO AMEND
CERTIFICATE OF INCORPORATION
OF
AMERICAN TECHNOLOGY CORPORATION

                   WHEREAS, American Technology Corporation, a corporation organized under the laws of Delaware (the “Corporation”), filed a Certificate of Designations of Series D Preferred Stock with the Delaware Secretary of State on May 3, 2002 (the “Series D Certificate of Designations”), and in accordance with Section 151 of the Delaware Corporation Code, the Series D Certificate of Designations had the effect of amending Corporation’s Certificate of Incorporation;

                   WHEREAS, the Corporation has proposed to make certain amendments to the Series D Certificate of Designations to conform the same to policies of the Nasdaq Stock Market concerning voting and conversion rights of securities issued by a listed company which are convertible to common shares; and

                   WHEREAS, the Board of Directors has approved the following resolutions, and directed that the same be submitted to the stockholders of the Corporation for approval in accordance with Delaware law and Section 4(b) of the Series D Certificate of Designation.

                   NOW THEREFORE, BE IT:

                   Resolved, that the Corporation’s Certificate of Incorporation be amended to modify the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the Series D Preferred Stock, as set forth in the Series D Certificate of Designation, as follows:

               1.     Section 4(a) of the Series D Certificate of Designation be amended by adding the following immediately prior to the period at the end of the first sentence thereof:  “provided, however, that the number of such votes for each holder of Series D Preferred Stock shall in no event exceed the number of votes obtained by multiplying the number of shares of Series D Preferred Stock held by the fraction obtained by dividing the Original Issue Price by $4.03 (as adjusted for any stock splits, reorganizations, dividends, recapitalizations and the like)”.

               2.     Section 5(l) of the Series D Certificate of Designation be amended by replacing the phrase “Common Stock equal to” in the first sentence thereof with: “Common Stock, which when added to the maximum number of shares of Common Stock issuable upon exercise of all warrants issued by the Corporation in connection with the sale of the Series D Preferred Stock, is equal to”.